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                                    EXHIBIT 5






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                                  THE HOME DEPOT, INC.
                                  2455 PACES FERRY ROAD
                                 ATLANTA, GA 30339-4024


     June 8, 2000



     Board of Directors
     The Home Depot, Inc.
     2455 Paces Ferry Road
     Atlanta, Georgia 30339

     Re: The Home Depot, Inc., Registration Statement on Form S-8 for The Home Depot, Inc. Registered and Amended Employee Stock Purchase Plan and Home Depot Canada Registered Retirement Savings Plan (the "Registration Statement")

     Ladies and Gentlemen:

          In connection with the registration of 500,000 shares of the Common Stock, par value $.05 per share (the "Securities"), of The Home Depot, Inc. (the "Company"), issuable under The Home Depot Canada Registered Retirement Savings Plan, I have examined the following:

     1. A copy of the Registration Statement to be filed with the Securities and Exchange Commission and the Exhibits to be filed with and as a part of said Registration Statement; and

     2. Copies of the minutes of meetings and/or consents of the Board of Directors of the Company or committees thereof, deemed by me to be relevant to this opinion.

          Further, in connection with this matter, I have reviewed certain of the Company's proceedings with respect to the authorization of the issuance of such Securities and with respect to the filing of the Registration Statement.

          Based on the foregoing, it is my opinion that the Securities are duly authorized and validly issued and, when issued, will be fully paid, non-assessable and free of preemptive rights.

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     Board of Directors
     June 8, 2000
     Page 2


          I consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8. In giving this consent, I do not hereby admit I come within the category of persons whose consent is required under
     Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

     Very truly yours,



     /s/ Kelly R. Caffarelli, Esq.
     Kelly R. Caffarelli, Esq.
     Corporate Counsel